                                                                          Exhibit 11
                STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
(Dollars in millions, shares in thousands,                                     Fully
earnings per share in dollars)                   Earnings      Primary       diluted
                                               per common     earnings      earnings
                                                    share    per share     per share
                                               ----------    ---------     ---------
                  1993
                  ----
Net earnings applicable to common stock           $ 4,315      $ 4,315       $ 4,315
Dividend equivalents (net of tax)
      applicable to deferred incentive
      compensation shares                               -            7             7
                                                  -------      -------       -------

          Earnings for per-share calculations     $ 4,315      $ 4,322       $ 4,322
                                                  -------      -------       -------

Average number of shares outstanding              853,990      853,990       853,990
Average number of deferred incentive
      compensation shares                               -        4,254         4,254
Average stock option shares                             -        4,616         6,023
                                                  -------      -------       -------
          Shares for earnings calculation         853,990      862,860       864,267
                                                  -------      -------       -------

Earnings per share                                  $5.05        $5.01         $5.00
- ------------------                                  =====        =====         =====
                  1992
                  ----
Net earnings applicable to common stock           $ 4,725      $ 4,725       $ 4,725
Dividend equivalents (net of tax)
      applicable to deferred incentive
      compensation shares                               -            7             7
                                                  -------      -------       -------

          Earnings for per-share calculations     $ 4,725      $ 4,732       $ 4,732
                                                  -------      -------       -------

Average number of shares outstanding              857,198      857,198       857,198
Average number of deferred incentive
      compensation shares                               -        4,340         4,340
Average stock option shares                             -        4,721         6,071
                                                  -------      -------       -------
          Shares for earnings calculation         857,198      866,259       867,609
                                                  -------      -------       -------

Earnings per share                                  $5.51        $5.46         $5.45
- ------------------                                  =====        =====         =====

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

(Dollars in millions, shares in thousands,                                     Fully
earnings per share in dollars)                   Earnings      Primary       diluted
                                               per common     earnings      earnings
                                                    share    per share     per share
                                               ----------    ---------     ---------
                  1991
                  ----
Net earnings applicable to common stock           $ 2,636      $ 2,636       $ 2,636
Dividend equivalents (net of tax)
      applicable to deferred incentive
      compensation shares                               -            6             6
                                                  -------      -------       -------
          Earnings for per-share calculations     $ 2,636      $ 2,642       $ 2,642
                                                  -------      -------       -------

Average number of shares outstanding              868,931      868,931       868,931
Average number of deferred incentive
      compensation shares                               -        4,446         4,446
Average stock option shares                             -        3,324         4,995
                                                  -------      -------       -------
          Shares for earnings calculation         868,931      876,701       878,372
                                                  -------      -------       -------

Earnings per share                                  $3.03        $3.01         $3.01
- ------------------                                  =====        =====         =====

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